Exhibit 99.1

Press Release

Gulfport Energy Corporation Reports Second Quarter 2017 Results

OKLAHOMA CITY (August 8, 2017) Gulfport Energy Corporation (NASDAQ: GPOR) (“Gulfport” or the “Company”) today reported financial and operational results for the quarter ended June 30, 2017 and provided an update on its 2017 activities. Key information for the second quarter of 2017 includes the following:

•	Net production averaged 1,038.4 MMcfe per day, a 22% increase over the first quarter of 2017 and a 56% increase versus the second quarter of 2016.

•	Net income of $105.9 million, or $0.58 per diluted share.

•	Adjusted net income (as defined and reconciled below) of $60.4 million, or $0.33 per diluted share.

•	Adjusted EBITDA (as defined and reconciled below) of $167.3 million.

•	Reduced unit lease operating expense for the second quarter of 2017 by 13% to $0.22 per Mcfe from $0.25 per Mcfe for the first quarter of 2017.

•	Reduced unit general and administrative expense for the second quarter of 2017 by 21% to $0.13 per Mcfe from $0.16 per Mcfe for the first quarter of 2017.

•	Increased 2017 full-year production guidance and now forecast 2017 average daily net production will be in the range of 1,065 MMcfe to 1,100 MMcfe per day.

•	Reiterate budgeted 2017 total capital expenditures of $1.0 billion to $1.1 billion.

•	Recently spud both a Springer and Sycamore location in the SCOOP.

•	Increased hedge position to approximately 629 MMcf per day of natural gas fixed price swaps during 2017 at an average fixed price of $3.19 per Mcf and a large base level of 775 MMcf per day of natural gas fixed price swaps during 2018 at an average fixed price of $3.06 per Mcf.

Second Quarter Financial Results

For the second quarter of 2017, Gulfport reported net income of $105.9 million, or $0.58 per diluted share, on revenues of $324.0 million. For the second quarter of 2017, EBITDA (as defined and reconciled below for each period presented) was $212.8 million and cash flow from operating activities before changes in operating assets and liabilities (as defined and reconciled below for each period presented) was $145.0 million. Gulfport’s GAAP net income for the second quarter of 2017 includes the following items:

•	Aggregate non-cash derivative gain of $59.9 million.

•	Aggregate expense of $1.1 million in connection with the acquisition of oil and natural gas assets from Vitruvian.

•	Aggregate loss of $13.3 million in connection with Gulfport’s equity interests in certain equity investments.

Excluding the effect of these items, Gulfport’s financial results for the second quarter of 2017 would have been as follows:

•	Adjusted oil and gas revenues of $264.1 million.

•	Adjusted net income of $60.4 million, or $0.33 per diluted share.

•	Adjusted EBITDA of $167.3 million.

Year-To-Date 2017 Financial Results

For the six-month period ended June 30, 2017, Gulfport reported net income of $260.4 million, or $1.47 per diluted share, on revenues of $657.0 million. For the six-month period ended June 30, 2017, EBITDA was $457.0 million and cash flow from operating activities before changes in operating assets and liabilities was $266.7 million. Gulfport’s GAAP net income for the six-month period ended June 30, 2017 includes the following items:

•	Aggregate non-cash derivative gain of $166.7 million.

•	Aggregate expense of $2.4 million in connection with the acquisition of oil and natural gas assets from Vitruvian.

•	Aggregate loss of $18.2 million in connection with Gulfport’s equity interests in certain equity investments.

Excluding the effect of these items, Gulfport’s financial results for the six-month period ended June 30, 2017 would have been as follows:

•	Adjusted oil and gas revenues of $490.3 million.

•	Adjusted net income of $114.3 million, or $0.65 per diluted share.

•	Adjusted EBITDA of $310.9 million.

Production and Realized Prices

Gulfport’s net daily production for the second quarter of 2017 averaged approximately 1,038.4 MMcfe per day. For the second quarter of 2017, Gulfport’s net daily production mix was comprised of approximately 88% natural gas, 8% natural gas liquids (“NGL”) and 4% oil.

Gulfport’s realized prices for the second quarter of 2017 were $3.16 per Mcf of natural gas, $57.86 per barrel of oil and $0.45 per gallon of NGL, resulting in a total equivalent price of $3.43 per Mcfe. Gulfport’s realized prices for the second quarter of 2017 include an aggregate non-cash derivative gain of $59.9 million. Before the impact of derivatives, realized prices for the second quarter of 2017, including transportation costs, were $2.48 per Mcf of natural gas, $45.33 per barrel of oil and $0.45 per gallon of NGL, for a total equivalent price of $2.74 per Mcfe.

GULFPORT ENERGY CORPORATION

PRODUCTION SCHEDULE

(Unaudited)

	Three months ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Production Volumes:
Natural gas (MMcf)	82,903	52,775	149,187	106,082
Oil (MBbls)	650	551	1,164	1,153
NGL (MGal)	53,808	30,853	103,475	73,380
Gas equivalent (MMcfe)	94,490	60,492	170,951	123,485
Gas equivalent (Mcfe per day)	1,038,351	664,743	944,481	678,487
Average Realized Prices:
(before the impact of derivatives):
Natural gas (per Mcf)	$2.48	$1.44	$2.57	$1.41
Oil (per Bbl)	$45.33	$42.00	$46.30	$33.82
NGL (per Gal)	$0.45	$0.33	$0.54	$0.27
Gas equivalent (per Mcfe)	$2.74	$1.81	$2.88	$1.69
Average Realized Prices:
(including cash-settlement of derivatives and excluding non-cash derivative gain or loss):
Natural gas (per Mcf)	$2.51	$2.53	$2.54	$2.51
Oil (per Bbl)	$48.91	$48.49	$48.37	$42.42
NGL (per Gal)	$0.45	$0.33	$0.54	$0.27
Gas equivalent (per Mcfe)	$2.79	$2.82	$2.87	$2.71
Average Realized Prices:
Natural gas (per Mcf)	$3.16	$(1.10)	$3.53	$0.69
Oil (per Bbl)	$57.86	$37.23	$62.67	$32.65
NGL (per Gal)	$0.45	$0.30	$0.56	$0.24
Gas equivalent (per Mcfe)	$3.43	$(0.47)	$3.84	$1.04

The table below summarizes Gulfport’s second quarter of 2017 production by asset area:

GULFPORT ENERGY CORPORATION

PRODUCTION BY AREA

(Unaudited)

	Three months ended	Six Months Ended
	June 30,	June 30,
	2017	2017
Utica Shale
Natural gas (MMcf)	72,649	133,801
Oil (MBbls)	122	253
NGL (MGal)	32,372	71,683
Gas equivalent (MMcfe)	78,003	145,562
SCOOP(1)
Natural gas (MMcf)	10,233	15,348
Oil (MBbls)	244	378
NGL (MGal)	21,343	31,665
Gas equivalent (MMcfe)	14,744	22,142
Southern Louisiana
Natural gas (MMcf)	13	22
Oil (MBbls)	273	507
NGL (MGal)	—	—
Gas equivalent (MMcfe)	1,650	3,066
Other
Natural gas (MMcf)	8	16
Oil (MBbls)	12	24
NGL (MGal)	93	127
Gas equivalent (MMcfe)	93	181

(1)	SCOOP production included from closing date of February 17, 2017.

Operational Update

The table below summarizes Gulfport’s activity for the six-month period ended June 30, 2017 and the number of net wells expected to be drilled and turned-to-sales for the remainder of 2017:

GULFPORT ENERGY CORPORATION

ACTIVITY SUMMARY

(Unaudited)

	Three Months ended	Three Months ended
	March 31,	June 30	Remaining Wells	Guidance (1)
	2017	2017	2017	2017
Net Wells Drilled
Utica - Operated	23.5	25.7	21.3	70.5
Utica - Non-Operated	2.0	2.2	6.3	10.5

Total	25.5	27.9	27.6	81.0
SCOOP - Operated	4.2	2.4	10.4	17.0
SCOOP - Non-Operated	0.5	0.3	0.7	1.5

Total	4.7	2.7	11.1	18.5
Net Wells Turned-to-Sales
Utica - Operated	4.7	26.7	32.6	64.0
Utica - Non-Operated	0.6	4.1	4.8	9.5

Total	5.3	30.8	37.4	73.5
SCOOP - Operated	—	1.2	13.8	15.0
SCOOP - Non-Operated	0.2	0.1	1.2	1.5

Total	0.2	1.3	15.0	16.5

(1)	Utilizes mid-point of publicly provided 2017 guidance

Utica Shale

In the Utica Shale, during the second quarter of 2017, Gulfport spud 28 gross (25.7 net) operated wells. The wells drilled during the second quarter of 2017 had an average lateral length of approximately 8,408 feet, an increase of 3% over the first quarter of 2017. Normalizing to an 8,000 foot lateral length, Gulfport’s average drilling days during the second quarter of 2017 from spud to rig release totaled approximately 18.0 days. In addition, Gulfport turned-to-sales 29 gross (26.7 net) operated wells with an average lateral length of approximately 7,802 feet. For the six-month period ended June 30, 2017, Gulfport’s well costs averaged approximately $1,094 per foot of lateral in the Utica Shale.

The table below summarizes notable recent well results across Gulfport’s acreage position:

GULFPORT ENERGY CORPORATION

NOTABLE WELL RESULTS SUMMARY

(Unaudited)

		Wells	Phase	Average	Average Production Rates (MMcfe per day)
	County	On Pad	Window	Lateral (ft)	30-Day	60-Day	90-Day
Charlie Pad	SE Belmont	6	Dry Gas East	7,672	16.9	16.9	16.9
Jacobs Pad	SW Monroe	1	Dry Gas Central	8,414	14.7	16.3	16.7
Schubert Pad	S Jefferson	1	Dry Gas Central	8,035	16.3	16.3	16.3
Valerie Pad	SE Belmont	3	Dry Gas East	7,072	18.1	18.1	18.1
Ward Pad	SW Belmont	2	Dry Gas West	8,174	18.7	18.7	18.7

Note: Data provided is three-stream production data.

During the second quarter of 2017, net production from Gulfport’s Utica acreage averaged approximately 857.2 MMcfe per day, an increase of 14% over the first quarter of 2017 and an increase of 33% over the second quarter of 2016.

During the six-month period ended June 30, 2017, Gulfport acquired approximately 5,500 net acres within its core dry gas operating area. In addition, the Company completed an acquisition of mineral interests, increasing its net revenue interest (NRI) on over 5,000 acres by approximately 8%. Gulfport holds approximately 211,000 net acres under lease today in the Utica Shale.

At present, Gulfport has six operated horizontal drilling rigs active in the play.

SCOOP

In the SCOOP, during the second quarter of 2017, Gulfport spud three gross (2.4 net) operated Woodford wells. The wells drilled during the second quarter of 2017 had an average lateral length of 8,804 feet, an increase of 12% over the first quarter of 2017. Normalizing to a 7,500 foot lateral length, Gulfport’s average drilling days during the second quarter of 2017 from spud to rig release totaled approximately 64.8 days.

During the second quarter of 2017, net production from the acreage averaged approximately 162.0 MMcfe per day.

During the six-month period ended June 30, 2017, Gulfport acquired approximately 2,600 net acres within its core operating area, bringing the Company’s holdings to a total of approximately 49,200 net surface acres under lease today in the SCOOP.

At present, Gulfport temporarily has six operated horizontal drilling rigs active in the play. The Company is in the process of high-grading its rig equipment and expects to return to four horizontal rigs in the coming weeks as contracts expire. Subsequent to the second quarter of 2017, Gulfport spud both a Springer and Sycamore well in the SCOOP.

As previously announced, during the second quarter of 2017 Gulfport turned-to-sales two gross (1.2 net) Woodford wells, the Vinson 2-22X27H and Vinson 3R-22X27H, located in the wet gas window in southern Grady County. Following 60 days of production, the Vinson 2-22X27H has cumulatively produced 769.6 MMcf of natural gas and 2,138 barrels of oil and the Vinson 3R-22X27H has cumulatively produced 927.5 MMcf of natural gas and 2,468 barrels of oil. Based upon the composition analysis, the gas being produced from the Vinson pad is 1,118 BTU gas and yielding 35.7 barrels of NGLs per MMcf of natural gas and results in a natural gas shrink of 11%. On a three-stream basis, the Vinson 2-22X27H produced at an average 60-day peak rate of 14.4 MMcfe per day, which is comprised of approximately 79% natural gas, 19% natural gas liquids and 2% oil. The Vinson 3R-22X27H produced at an average 60-day peak rate of 17.3 MMcfe per day, which is comprised of approximately 79% natural gas, 19% natural gas liquids and 2% oil. In addition to these results, Gulfport recently began flowback on two gross operated Woodford wells and is in various stages of completion on an incremental five gross operated Woodford wells.

Southern Louisiana

At its West Cote Blanche Bay and Hackberry fields, during the second quarter of 2017, Gulfport spud six wells and performed 29 recompletions at the fields. Net production during the second quarter of 2017 totaled approximately 18.1 MMcfe per day.

2017 Capital Budget and Production Guidance Update

For the six-month period ended June 30, 2017, Gulfport’s drilling and completion capital expenditures totaled $536.1 million, midstream capital expenditures totaled $23.0 million and leasehold capital expenditures totaled $55.2 million. Michael Moore, Gulfport’s Chief Executive Officer and President commented, “As planned, the second quarter of 2017 marks our most active quarter from both an activity and capital spending standpoint for 2017. We currently forecast a similar to slightly lower drilling and completion spend during the third quarter of 2017, decreasing significantly in the fourth quarter of 2017 and reaffirm our capital budget for 2017 of approximately $1.0 to $1.1 billion.”

As previously announced, based on actual results during the six-month period ended June 30, 2017, Gulfport increases its 2017 production guidance and currently forecasts that 2017 average daily net production will be in the range of 1,065 MMcfe to 1,100 MMcfe per day, an increase of 48% to 53% over its 2016 average daily net production of 719.8 MMcfe per day.

In addition, as previously announced, based on actual results during the six-month period ended June 30, 2017 and utilizing current strip pricing at the various regional pricing points at which the Company sells its natural gas, Gulfport now forecasts its realized natural gas price, before the effect of hedges and inclusive of the Company’s firm transportation expense, will average in the range of $0.62 to $0.68 per Mcf below NYMEX settlement prices in 2017. Gulfport reiterated its expected realized NGL price and realized oil price and expects that its 2017 realized NGL price, before the effect of hedges and including transportation expense, will be approximately 45% of WTI and its 2017 realized oil price will be in the range of $3.75 to $4.75 per barrel below WTI.

The table below summarizes the Company’s full year 2017 guidance:

GULFPORT ENERGY CORPORATION

COMPANY GUIDANCE

	Year Ending
	2017
	Low		High
Forecasted Production
Average Daily Gas Equivalent (MMcfepd)	1,065		1,100
% Gas		~88%
% Natural Gas Liquids		~8%
% Oil		~4%
Forecasted Realizations (before the effects of hedges) (1)
Natural Gas (Differential to NYMEX Settled Price) - $/Mcf	$(0.62)		$(0.68)
NGL (% of WTI)		~45%
Oil (Differential to NYMEX WTI) $/Bbl	$(3.75)		$(4.75)
Projected Operating Costs
Lease Operating Expense - $/Mcfe	$0.18		$0.23
Production Taxes - $/Mcfe	$0.08		$0.09
Midstream Gathering and Processing - $/Mcfe	$0.55		$0.62
General and Administrative - $/Mcfe	$0.15		$0.17
Depreciation, Depletion and Amortization - $/Mcfe	$0.85		$0.90

	Total
Budgeted D&C Expenditures - In Millions:
Operated	$720		$780
Non-Operated	$125		$135

Total Budgeted E&P Capital Expenditures	$845		$915
Budgeted Midstream Expenditures - In Millions:	$50		$60
Budgeted Leasehold Expenditures - In Millions:	$110		$120
Total Capital Expenditures - In Millions:	$1,005		$1,095

Net Wells Drilled
Utica - Operated	67		74
Utica - Non-Operated	10		11

Total	77		85
SCOOP - Operated	16		18
SCOOP - Non-Operated	1		2

Total	17		20
Net Wells Turned-to-Sales
Utica - Operated	61		67
Utica - Non-Operated	9		10

Total	70		77
SCOOP - Operated	14		16
SCOOP - Non-Operated	1		2

Total	15		18

2017 Financial Position and Liquidity

As of June 30, 2017, Gulfport had cash on hand of approximately $117.6 million. As of June 30, 2017, $210.0 million was outstanding under Gulfport’s revolving credit facility with outstanding letters of credit totaling $237.5 million.

Derivatives

Gulfport has hedged a portion of its expected production to lock in prices and returns that provide certainty of cash flow to execute on its capital plans. Since May 8, 2017, the Company has added approximately 75 BBtupd of natural gas fixed price swaps for the remainder of 2017, 166 BBtupd of natural gas fixed price swaps for 2018 and 37 BBtupd of natural gas fixed price swaps for 2019.

The table below sets forth the Company’s hedging positions as of August 8, 2017.

GULFPORT ENERGY CORPORATION

COMMODITY DERIVATIVES - HEDGE POSITION

(Unaudited)

	3Q2017	4Q2017
Natural gas:
Swap contracts (NYMEX)
Volume (BBtupd)	708	765
Price ($ per MMBtu)	$3.19	$3.19
Swaption contracts (NYMEX)
Volume (BBtupd)	65	65
Price ($ per MMBtu)	$3.11	$3.11
Basis Swap Contract (Tetco M2)
Volume (BBtupd)	—	—
Differential ($ per MMBtu)	$—	$—
Basis Swap Contract (NGPL MC)
Volume (BBtupd)	50	50
Differential ($ per MMBtu)	$(0.26)	$(0.26)
Oil:
Swap contracts (LLS)
Volume (Bblpd)	1,500	1,500
Price ($ per Bbl)	$53.12	$53.12
Swap contracts (WTI)
Volume (Bblpd)	4,500	4,500
Price ($ per Bbl)	$54.89	$54.89
NGL:
C3 Propane Swap Contracts
Volume (Bblpd)	3,000	3,000
Price ($ per Gal)	$0.63	$0.63
C5+ Swap Contracts
Volume (Bblpd)	250	250
Price ($ per Gal)	$1.17	$1.17

	2017	2018	2019
Natural gas:
Swap contracts (NYMEX)
Volume (BBtupd)	629	775	57
Price ($ per MMBtu)	$3.19	$3.06	$3.10
Swaption contracts (NYMEX)
Volume (BBtupd)	60	103	85
Price ($ per MMBtu)	$3.12	$3.25	$3.07
Basis Swap Contract (Tetco M2)
Volume (BBtupd)	12	—	—
Differential ($ per MMBtu)	$(0.59)	—	—
Basis Swap Contract (NGPL MC)
Volume (BBtupd)	38	12	—
Differential ($ per MMBtu)	$(0.26)	$(0.26)	$—
Oil:
Swap contracts (LLS)
Volume (Bblpd)	1,748	—	—
Price ($ per Bbl)	$51.97	$—	$—
Swap contracts (WTI)
Volume (Bblpd)	3,353	899	—
Price ($ per Bbl)	$54.98	$55.31	$—
NGL:
C3 Propane Swap Contracts
Volume (Bblpd)	2,545	—	—
Price ($ per Gal)	$0.64	$—	$—
C5+ Swap Contracts
Volume (Bblpd)	250	—	—
Price ($ per Gal)	$1.17	—	—

Presentation

An updated presentation has been posted to the Company’s website. The presentation can be found at www.gulfportenergy.com under the “Company Information” section on the “Investor Relations” page. Information on the Company’s website does not constitute a portion of this press release.

Conference Call

Gulfport will hold a conference call on Wednesday, August 9, 2017 at 8:00 a.m. CDT to discuss its second quarter of 2017 financial and operational results and to provide an update on the Company’s recent activities.

Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling toll-free at 866-373-3408 or 412-902-1039 for international callers. A replay of the call will be available for two weeks at 877-660-6853 or 201-612-7415 for international callers. The replay passcode is 13622396. The webcast will also be available for two weeks on the Company’s website and can be accessed on the Company’s “Investor Relations” page.

About Gulfport

Gulfport Energy is an independent natural gas and oil company focused on the exploration and development of natural gas and oil properties in North America and is one of the largest producers of natural gas in the contiguous United States. Headquartered in Oklahoma City, Gulfport holds significant acreage positions in the Utica Shale of Eastern Ohio and the SCOOP Woodford and SCOOP Springer plays in Oklahoma. In addition, Gulfport holds an acreage position along the Louisiana Gulf Coast, a position in the Alberta Oil Sands in Canada through its approximately 25% interest in Grizzly Oil Sands ULC and has an approximately 25% equity interest in Mammoth Energy Services, Inc. (NASDAQ: TUSK). For more information, please visit www.gulfportenergy.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; Gulfport’s ability to identify, complete and integrate acquisitions of properties (including the properties recently acquired from Vitruvian II Woodford, LLC) and businesses; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, plus interest expense, income tax (benefit) expense, accretion expense, depreciation, depletion and amortization and impairment of oil and gas properties. Adjusted EBITDA is a non-GAAP financial measure equal to EBITDA less non-cash derivative (gain) loss, acquisition expense and (income) loss from equity method investments. Cash flow from operating activities before changes in operating assets and liabilities is a non-GAAP financial measure equal to cash provided by operating activity before changes in operating assets and liabilities. Adjusted net income is a non-GAAP financial measure equal to pre-tax net loss less non-cash derivative (gain) loss, acquisition expense and (income) loss from equity method investments. The Company has presented EBITDA and adjusted EBITDA because it uses these measures as an integral part of its internal reporting to evaluate its performance and the performance of its senior management. These measures are considered important indicators of the operational strength of the Company’s business and eliminate the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that these measures provide useful information to its investors regarding its performance and overall results of operations. EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

Investor & Media Contact:

Jessica Wills – Manager, Investor Relations and Research

jwills@gulfportenergy.com

405-252-4550

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
	(In thousands, except share data)
Revenues:
Natural gas sales	$205,367	$75,761	$383,204	$149,855
Oil and condensate sales	29,468	23,161	53,879	39,000
Natural gas liquid sales	24,247	10,311	55,426	19,604
Net gain (loss) on gas, oil and NGL derivatives	64,871	(137,392)	164,448	(79,657)

	323,953	(28,159)	656,957	128,802

Costs and expenses:
Lease operating expenses	20,721	14,661	40,024	31,318
Production taxes	5,139	2,856	9,045	5,967
Midstream gathering and processing	58,945	39,349	106,886	77,001
Depreciation, depletion and amortization	82,246	55,652	148,237	121,129
Impairment of oil and natural gas properties	—	170,621	—	389,612
General and administrative	12,257	11,854	24,857	22,474
Accretion expense	410	261	692	508
Acquisition expense	1,060	—	2,358	—

	180,778	295,254	332,099	648,009

INCOME (LOSS) FROM OPERATIONS	143,175	(323,413)	324,858	(519,207)

OTHER (INCOME) EXPENSE:
Interest expense	24,188	16,082	47,667	32,105
Interest income	(48)	(391)	(890)	(485)
Loss from equity method investments, net	13,301	836	18,208	31,573
Other income	(202)	(7)	(518)	(9)

	37,239	16,520	64,467	63,184

INCOME (LOSS) BEFORE INCOME TAXES	105,936	(339,933)	260,391	(582,391)
INCOME TAX BENEFIT	—	(157)	—	(348)

NET INCOME (LOSS)	$105,936	$(339,776)	$260,391	$(582,043)

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$0.58	$(2.71)	$1.47	$(4.91)

Diluted	$0.58	$(2.71)	$1.47	$(4.91)

Weighted average common shares outstanding—Basic	182,840,213	125,343,723	176,591,166	118,426,654
Weighted average common shares outstanding—Diluted	182,841,730	125,343,723	176,842,239	118,426,654

GULFPORT ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2017	December 31, 2016
	(In thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$117,555	$1,275,875
Restricted cash	—	185,000
Accounts receivable—oil and natural gas	164,154	136,761
Accounts receivable—related parties	185	16
Prepaid expenses and other current assets	4,279	3,135
Short-term derivative instruments	46,416	3,488

Total current assets	332,589	1,604,275

Property and equipment:
Oil and natural gas properties, full-cost accounting, $3,109,143 and $1,580,305 excluded from amortization in 2017 and 2016, respectively	8,500,790	6,071,920
Other property and equipment	79,521	68,986
Accumulated depletion, depreciation, amortization and impairment	(3,937,656)	(3,789,780)

Property and equipment, net	4,642,655	2,351,126

Other assets:
Equity investments	256,265	243,920
Long-term derivative instruments	19,761	5,696
Deferred tax asset	4,692	4,692
Inventories	19,303	4,504
Other assets	18,890	8,932

Total other assets	318,911	267,744

Total assets	$5,294,155	$4,223,145

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$495,734	$265,124
Asset retirement obligation—current	195	195
Short-term derivative instruments	28,106	119,219
Current maturities of long-term debt	595	276

Total current liabilities	524,630	384,814

Long-term derivative instrument	8,198	26,759
Asset retirement obligation—long-term	43,934	34,081
Long-term debt, net of current maturities	1,802,554	1,593,599

Total liabilities	2,379,316	2,039,253

Commitments and contingencies
Preferred stock, $.01 par value; 5,000,000 authorized, 30,000 authorized as redeemable 12% cumulative preferred stock, Series A; 0 issued and outstanding	—	—
Stockholders’ equity:
Common stock - $.01 par value, 200,000,000 authorized, 182,854,921 issued and outstanding at June 30, 2017 and 158,829,816 at December 31, 2016	1,828	1,588
Paid-in capital	4,410,871	3,946,442
Accumulated other comprehensive loss	(47,171)	(53,058)
Retained deficit	(1,450,689)	(1,711,080)

Total stockholders’ equity	2,914,839	2,183,892

Total liabilities and stockholders’ equity	$5,294,155	$4,223,145

GULFPORT ENERGY CORPORATION

RECONCILIATION OF EBITDA AND CASH FLOW

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
	(In thousands)		(In thousands)
Net income (loss)	$105,936	$(339,776)	$260,391	$(582,043)
Interest expense	24,188	16,082	47,667	32,105
Income tax benefit	—	(157)	—	(348)
Accretion expense	410	261	692	508
Depreciation, depletion and amortization	82,246	55,652	148,237	121,129
Impairment of oil and gas properties	—	170,621	—	389,612

EBITDA	$212,780	$(97,317)	$456,987	$(39,037)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
	(In thousands)		(In thousands)
Cash provided by operating activity	$144,008	$58,950	$286,653	$142,724
Adjustments:
Changes in operating assets and liabilities	1,033	29,506	(19,910)	28,958

Operating Cash Flow	$145,041	$88,456	$266,743	$171,682

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Three Months ended	Six Months Ended
	June 30, 2017	June 30, 2017
	(In thousands)
EBITDA	$212,780	$456,987

Adjustments:
Non-cash derivative gain	(59,871)	(166,667)
Acquisition expense	1,060	2,358
Loss from equity method investments	13,301	18,208

Adjusted EBITDA	$167,270	$310,886

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED NET INCOME

(Unaudited)

	Three Months ended	Six Months Ended
	June 30, 2017	June 30, 2017
	(In thousands, except share data)
Pre-tax net loss excluding adjustments	$105,936	$260,391
Adjustments:
Non-cash derivative gain	(59,871)	(166,667)
Acquisition expense	1,060	2,358
Loss from equity method investments	13,301	18,208

Pre-tax net income excluding adjustments	$60,426	$114,290

Adjusted net income	$60,426	$114,290

Adjusted net income per common share:
Basic	$0.33	$0.65

Diluted	$0.33	$0.65

Basic weighted average shares outstanding	182,840,213	176,591,166
Diluted weighted average shares outstanding	182,841,730	176,842,239